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                                                                    EXHIBIT 23.1

     The accompanying financial statements give effect to the consummation of the Combination as described in Note 1 to the financial statements. The following consent is in the form that will be furnished by Deloitte & Touche LLP upon consummation of the Combination assuming that no other material events have occurred that would affect the accompanying financial statements or required disclosures therein.


                                          DELOITTE & TOUCHE LLP
                                          New York, New York
                                          January 29, 1998


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Snowdance, Inc. on
Form SB-2 of our report dated July 11, 1997 (February   , 1998 as to Note 1),
appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to us under the headings 'Selected Financial Data' and 'Experts' in such Prospectus.


New York, New York
February   , 1998



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